EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2007 THIRD QUARTER RESULTS

AND REVISES ANNUAL GUIDANCE

Third Quarter 2007

Net Income Per Share -- $0.49

Net Operating Income Per Share -- $0.50

GAAP Combined Ratio – 102.4%

DES MOINES, Iowa (November 6, 2007) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $6,911,000 ($0.50 per share) for the third quarter ended September 30, 2007, compared to the record $11,638,000 ($0.85 per share) reported for the third quarter of 2006 1. For the first nine months of 2007, operating income was $34,619,000 ($2.52 per share), compared to the record $40,095,000 ($2.93 per share) reported in 2006.

Net income, including realized investment gains/losses, was $6,728,000 ($0.49 per share) for the third quarter of 2007 compared to $10,974,000 ($0.80 per share) for the third quarter of 2006. Net income for the first nine months of 2007 was $35,420,000 ($2.57 per share), compared to $42,053,000 ($3.07 per share) in 2006.

Premiums earned increased 1.8 percent to $96,815,000 for the third quarter of 2007 from $95,149,000 for the same period in 2006. For the first nine months of 2007, premiums earned increased 0.7 percent to $290,820,000 from $288,860,000 in 2006. Premium income was up slightly in the property and casualty insurance segment during the third quarter of 2007 as new business premium was sufficient to offset the premium lost from declining premium rates and business not renewed; the reinsurance segment reported a 6.6 percent increase in premium income due to an increase in brokered reinsurance business. On an overall basis, rate competition continued to increase moderately in the property and casualty insurance marketplace during the third quarter and, assuming there are no market altering catastrophic events, management expects market conditions to remain competitive for the remainder of the year. Consequently, the Company’s overall rate level is expected to continue to decline moderately in the fourth quarter. In addition, there are indications of increasing rate competition in the reinsurance marketplace, which could result in lower rates on contract renewals and new contracts.

Investment income increased 5.2 percent to $12,252,000 for the third quarter of 2007 from $11,641,000 for the third quarter of 2006. For the first nine months of 2007, investment income increased 3.2 percent to $35,895,000 from $34,788,000 in 2006. These increases are attributed to higher average invested asset balances and a small increase in the yield on fixed maturity securities.

The Company experienced $7,502,000 ($0.35 per share after tax) of favorable development on prior years’ reserves in the third quarter of 2007, compared to the reported amount of $17,102,000 ($0.81 per share after tax) in the third quarter of 2006. For the first nine months of 2007, favorable development on prior years’ reserves totaled $39,004,000 ($1.84 per share after tax) compared to $38,479,000 ($1.83 per share after tax) in 2006. While the amount of favorable development experienced during the first nine months of 2007 is large, it is important to note that, on an aggregate basis, much of the favorable development can be attributed to the final settlement of closed claims. It is also important to note that the most recent actuarial analysis indicates that the Company’s carried reserves as of June 30, 2007 remained in the upper quartile of the range of actuarial reserves estimates.

Catastrophe and storm losses increased to $7,213,000 ($0.34 per share after tax) in the third quarter of 2007 from $6,033,000 ($0.29 per share after tax) in the third quarter of 2006. For the first nine months of 2007, catastrophe and storm losses totaled $19,474,000 ($0.92 per share after tax) compared to $12,935,000 ($0.61 per share after tax) in 2006. Losses associated with the May tornado that devastated Greensburg, Kansas totaled $6,237,000 ($0.29 per share after tax).

The Company’s GAAP combined ratio was 102.4 percent in the third quarter of 2007 compared to

94.4 percent in the third quarter of 2006. For the first nine months of 2007, the Company’s GAAP combined ratio was 94.9 percent, compared to 91.6 percent in 2006.

At September 30, 2007, consolidated assets totaled $1.3 billion, including $1.0 billion in the investment portfolio; stockholders’ equity was $346.2 million; and net book value of the Company’s stock was $25.14 per share, an increase of 12.0 percent from $22.44 per share at December 31, 2006.

As part of ongoing efforts to enhance the effectiveness of the Company’s reserving process, our methodology now includes bulk case loss reserve adjustments. These bulk reserve adjustments supplement the aggregate reserves associated with the individual claim files and are used to help maintain a consistent level of overall case loss reserve adequacy. Bulk case loss reserve adjustments (both positive and negative) are established as necessary to keep the estimated adequacy of the Company’s carried case loss reserves at a level consistent with management’s best estimate of the Company’s overall liability.

The Company’s actuarial department is currently in the process of evaluating the overall adequacy of the Company’s case loss reserves as of September 30, 2007. Based on the preliminary results of this review, it is anticipated that the methodology will ultimately produce an increase in overall case loss reserves in the fourth quarter.

As a result of this anticipated increase in overall case loss reserves, management is revising its 2007 earnings guidance to a range of $2.70 to $2.90 of operating earnings per share from the prior range of $2.95 to $3.15 per share. The revised guidance is based on a projected GAAP combined ratio of 98.3 percent for the year.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern standard time, November 6, 2007. Dial-in information for the call is toll-free 1-877-407-0782 (International: 1-201-689-8567); no passcode is necessary for the live conference. The event will be archived and available for digital replay through November 20, 2007. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); acct. #: 286; conference ID #: 257008. A webcast of the teleconference will be presented by Vcall and can be accessed at http://www.PrecisionIR.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available until February 6, 2008. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When management uses the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, it intends to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 80,451,433	$ 16,363,233	$ -	$ 96,814,666
Investment income, net	9,056,171	3,142,939	53,324	12,252,434
Other income	111,646	-	-	111,646
	89,619,250	19,506,172	53,324	109,178,746
Losses and expenses:
Losses and settlement expenses	52,198,985	12,336,487	-	64,535,472
Dividends to policyholders	2,443,572	-	-	2,443,572
Amortization of deferred policy acquisition costs	17,494,753	3,454,065	-	20,948,818
Other underwriting expenses	10,283,831	899,528	-	11,183,359
Interest expense	193,125	84,975	-	278,100
Other expenses	168,647	305,399	246,312	720,358
	82,782,913	17,080,454	246,312	100,109,679
Operating income (loss) before income taxes	6,836,337	2,425,718	(192,988)	9,069,067
Realized investment losses	(136,583)	(144,609)	-	(281,192)
Income (loss) before income taxes	6,699,754	2,281,109	(192,988)	8,787,875
Income tax expense (benefit):
Current	1,485,673	573,706	(67,546)	1,991,833
Deferred	172,496	(104,491)	-	68,005
	1,658,169	469,215	(67,546)	2,059,838
Net income (loss)	$ 5,041,585	$ 1,811,894	$ (125,442)	$ 6,728,037
Average shares outstanding				13,764,763
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.37	$ 0.13	$ (0.01)	$ 0.49
Decrease in provision for
insured events of prior years (after tax)	$ 0.30	$ 0.05	$ -	$ 0.35
Catastrophe and storm losses (after tax)	$ (0.31)	$ (0.03)	$ -	$ (0.34)
Dividends per share				$ 0.17
Other Information of Interest:
Net Written Premiums	$ 94,319,209	$ 16,937,515	$ -	$ 111,256,724
Decrease in provision for
insured events of prior years	$ (6,307,280)	$ (1,195,050)	$ -	$ (7,502,330)
Catastrophe and storm losses	$ 6,634,984	$ 578,028	$ -	$ 7,213,012
GAAP Combined Ratio:
Loss ratio	64.9%	75.4%	-	66.7%
Expense ratio	37.5%	26.6%	-	35.7%
	102.4%	102.0%	-	102.4%

	Property and
	Casualty		Parent
Quarter Ended September 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,792,950	$ 15,356,446	$ -	$ 95,149,396
Investment income, net	8,499,258	3,057,137	84,945	11,641,340
Other income	116,146	(16,834)	-	99,312
	88,408,354	18,396,749	84,945	106,890,048
Losses and expenses:
Losses and settlement expenses	45,901,226	9,938,110	-	55,839,336
Dividends to policyholders	3,885,873	-	-	3,885,873
Amortization of deferred policy acquisition costs	16,905,350	2,881,135	-	19,786,485
Other underwriting expenses	9,485,646	810,075	-	10,295,721
Interest expense	193,125	84,975	-	278,100
Other expenses	157,291	95,907	201,727	454,925
	76,528,511	13,810,202	201,727	90,540,440
Operating income (loss) before income taxes	11,879,843	4,586,547	(116,782)	16,349,608
Realized investment losses	(450,551)	(570,826)	-	(1,021,377)
Income (loss) before income taxes	11,429,292	4,015,721	(116,782)	15,328,231
Income tax expense (benefit):
Current	3,539,368	1,035,902	(39,979)	4,535,291
Deferred	(156,674)	(24,850)	-	(181,524)
	3,382,694	1,011,052	(39,979)	4,353,767
Net income (loss)	$ 8,046,598	$ 3,004,669	$ (76,803)	$ 10,974,464
Average shares outstanding				13,730,067
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.59	$ 0.22	$ (0.01)	$ 0.80
Decrease in provision for
insured events of prior years (after tax) (1)	$ 0.62	$ 0.19	$ -	$ 0.81
Catastrophe and storm losses (after tax)	$ (0.29)	$ -	$ -	$ (0.29)
Dividends per share				$ 0.16
Other Information of Interest:
Net Written Premiums	$ 96,973,170	$ 14,918,600	$ -	$ 111,891,770
Decrease in provision for
insured events of prior years (1)	$ (13,024,663)	$ (4,077,737)	$ -	$ (17,102,400)
Catastrophe and storm losses	$ 5,981,133	$ 52,327	$ -	$ 6,033,460
GAAP Combined Ratio:
Loss ratio	57.5%	64.7%	-	58.7%
Expense ratio	38.0%	24.1%	-	35.7%
	95.5%	88.8%	-	94.4%

(1)

The reported amount of favorable development reflects an adjustment in factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. Had the factors not been adjusted, the favorable development would have been $7,665,089 ($0.36 per share after tax) for the property and casualty insurance segment and $11,742,826 ($0.56 per share after tax) on a consolidated basis.

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 239,458,912	$ 51,360,823	$ -	$ 290,819,735
Investment income, net	26,617,782	9,090,610	186,582	35,894,974
Other income	382,547	-	-	382,547
	266,459,241	60,451,433	186,582	327,097,256
Losses and expenses:
Losses and settlement expenses	139,932,347	34,493,197	-	174,425,544
Dividends to policyholders	6,180,287	-	-	6,180,287
Amortization of deferred policy acquisition costs	55,125,324	10,095,122	-	65,220,446
Other underwriting expenses	28,266,278	1,897,892	-	30,164,170
Interest expense	579,375	254,925	-	834,300
Other expenses	641,873	481,199	730,338	1,853,410
	230,725,484	47,222,335	730,338	278,678,157
Operating income (loss) before income taxes	35,733,757	13,229,098	(543,756)	48,419,099
Realized investment gains	1,189,693	42,406	-	1,232,099
Income (loss) before income taxes	36,923,450	13,271,504	(543,756)	49,651,198
Income tax expense (benefit):
Current	11,397,574	4,021,905	(190,315)	15,229,164
Deferred	(567,055)	(430,776)	-	(997,831)
	10,830,519	3,591,129	(190,315)	14,231,333
Net income (loss)	$ 26,092,931	$ 9,680,375	$ (353,441)	$ 35,419,865
Average shares outstanding				13,759,465
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.90	$ 0.70	$ (0.03)	$ 2.57
Decrease in provision for insured
events of prior years (after tax)	$ 1.50	$ 0.34	$ -	$ 1.84
Catastrophe and storm losses (after tax)	$ (0.87)	$ (0.05)	$ -	$ (0.92)
Dividends per share				$ 0.51
Book value per share				$ 25.14
Effective tax rate				28.7%
Annualized net income as a percent of beg. SH equity				15.3%
Other Information of Interest:
Net Written Premiums	$ 253,260,789	$ 51,310,636	$ -	$ 304,571,425
Decrease in provision for
insured events of prior years	$ (31,817,037)	$ (7,186,640)	$ -	$ (39,003,677)
Catastrophe and storm losses	$ 18,486,880	$ 987,162	$ -	$ 19,474,042
GAAP Combined Ratio:
Loss ratio	58.4%	67.2%	-	60.0%
Expense ratio	37.4%	23.3%	-	34.9%
	95.8%	90.5%	-	94.9%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 237,431,066	$ 51,428,449	$ -	$ 288,859,515
Investment income, net	25,591,445	9,002,859	193,909	34,788,213
Other income	432,205	-	-	432,205
	263,454,716	60,431,308	193,909	324,079,933
Losses and expenses:
Losses and settlement expenses	128,506,699	35,862,464	-	164,369,163
Dividends to policyholders	6,617,016	-	-	6,617,016
Amortization of deferred policy acquisition costs	53,599,818	10,178,217	-	63,778,035
Other underwriting expenses	28,297,689	1,669,227	-	29,966,916
Interest expense	579,375	254,925	-	834,300
Other expenses	883,876	95,907	553,595	1,533,378
	218,484,473	48,060,740	553,595	267,098,808
Operating income (loss) before income taxes	44,970,243	12,370,568	(359,686)	56,981,125
Realized investment gains	2,933,217	78,175	-	3,011,392
Income (loss) before income taxes	47,903,460	12,448,743	(359,686)	59,992,517
Income tax expense (benefit):
Current	16,001,994	3,521,139	(124,995)	19,398,138
Deferred	(1,190,691)	(267,779)	-	(1,458,470)
	14,811,303	3,253,360	(124,995)	17,939,668
Net income (loss)	$ 33,092,157	$ 9,195,383	$ (234,691)	$ 42,052,849
Average shares outstanding				13,703,746
Per Share Data:
Net income (loss) per share - basic and diluted	$ 2.42	$ 0.67	$ (0.02)	$ 3.07
Decrease in provision for
insured events of prior years (after tax)	$ 1.52	$ 0.31	$ -	$ 1.83
Catastrophe and storm losses (after tax)	$ (0.60)	$ (0.01)	$ -	$ (0.61)
Dividends per share				$ 0.48
Book value per share				$ 21.83
Effective tax rate				29.9%
Annualized net income as a percent of beg. SH equity				21.4%
Other Information of Interest:
Net Written Premiums	$ 253,681,059	$ 44,941,951	$ -	$ 298,623,010
Decrease in provision for
insured events of prior years	$ (31,838,491)	$ (6,640,127)	$ -	$ (38,478,618)
Catastrophe and storm losses	$ 12,678,857	$ 256,326	$ -	$ 12,935,183
GAAP Combined Ratio:
Loss ratio	54.1%	69.7%	-	56.9%
Expense ratio	37.3%	23.1%	-	34.7%
	91.4%	92.8%	-	91.6%

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30,	December 31,
	2007	2006
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $689,713 and $5,768,918)	$ 646,231	$ 5,679,960
Securities available-for-sale, at fair value
(amortized cost $704,618,383 and $706,273,867)	716,632,700	716,927,579
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $117,803,231 and $89,841,454)	117,587,372	88,909,477
Equity securities available-for-sale, at fair value
(cost $84,618,773 and $77,089,044)	131,191,784	112,527,480
Other long-term investments, at cost	110,741	552,202
Short-term investments, at cost	48,736,732	76,722,652
Total investments	1,014,905,560	1,001,319,350

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	35,627,106	37,805,569
Prepaid reinsurance premiums	5,201,165	4,807,822
Deferred policy acquisition costs	36,809,197	33,662,408
Defined benefit retirement plan, prepaid asset	6,980,819	7,836,958
Other assets	4,212,284	2,410,120
Indebtedness of related party	11,035,833	-

Cash	180,758	196,274
Accrued investment income	12,103,536	11,363,814
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	186,290	205,046
Income taxes recoverable	3,713,315	1,888,935
Deferred income taxes	8,726,266	12,403,141
Goodwill	941,586	941,586
Securities lending collateral	120,447,457	91,317,719
Total assets	$ 1,261,071,172	$ 1,206,158,742

	September 30,	December 31,
	2007	2006
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 541,681,797	$ 548,547,982
Unearned premiums	170,048,692	155,653,799
Other policyholders' funds	8,112,281	7,320,536
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	-	18,621,351
Employee retirement plans	18,798,959	17,700,372
Other liabilities	19,816,596	22,702,661

Securities lending obligation	120,447,457	91,317,719
Total liabilities	914,905,782	897,864,420

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,767,770
shares in 2007 and 13,741,663 shares in 2006	13,767,770	13,741,663
Additional paid-in capital	107,778,890	107,016,563
Accumulated other comprehensive income	33,616,493	24,934,903
Retained earnings	191,002,237	162,601,193
Total stockholders' equity	346,165,390	308,294,322
Total liabilities and stockholders' equity	$ 1,261,071,172	$ 1,206,158,742

The Company had total cash and invested assets with a carrying value of $1.0 billion as of September 30, 2007 and December 31, 2006. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	September 30, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 646	$ 690	0.1%	$ 646
Fixed maturity securities available-for-sale	822,422	834,220	82.2%	834,220
Equity securities available-for-sale	84,619	131,192	12.9%	131,192
Cash	181	181	-	181
Short-term investments	48,737	48,737	4.8%	48,737
Other long-term investments	110	110	-	110
	$ 956,715	$ 1,015,130	100.0%	$ 1,015,086

	December 31, 2006
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,680	$ 5,769	0.6%	$ 5,680
Fixed maturity securities available-for-sale	796,115	805,837	80.4%	805,837
Equity securities available-for-sale	77,089	112,527	11.2%	112,527
Cash	196	196	-	196
Short-term investments	76,723	76,723	7.7%	76,723
Other long-term investments	552	552	0.1%	552
	$ 956,355	$ 1,001,604	100.0%	$ 1,001,515

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of September 30, 2007 are as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$ 646	$ 44	$ -	$ 690
Total securities held-to-maturity	$ 646	$ 44	$ -	$ 690

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,721	$ 133	$ -	4,854
U.S. government-sponsored agencies	458,832	1,332	1,277	458,887
Obligations of states and political subdivisions	247,260	8,105	199	255,166
Mortgage-backed securities	13,792	908	13	14,687
Public utility securities	6,003	313	-	6,316
Debt securities issued by foreign governments	6,794	66	-	6,860
Corporate securities	85,020	2,646	216	87,450
Total fixed maturity securities	822,422	13,503	1,705	834,220

Common stocks	70,619	47,486	267	117,838
Non-redeemable preferred stocks	14,000	8	654	13,354
Total equity securities	84,619	47,494	921	131,192
Total securities available-for-sale	$ 907,041	$ 60,997	$ 2,626	$ 965,412

NET WRITTEN PREMIUMS

	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.1%	(4.9)%	18.4%	(1.0)%
Liability	17.5%	(4.4)%	18.5%	1.0%
Property	17.6%	(2.9)%	16.2%	(0.2)%
Workers' Compensation	20.0%	2.4%	16.9%	3.7%
Other	2.1%	(6.9)%	2.2%	(2.3)%
Total Commercial Lines	74.3%	(2.5)%	72.2%	0.7%

Personal Lines:
Automobile	5.2%	(3.7)%	5.8%	(5.1)%
Property	5.1%	(5.1)%	5.0%	(6.4)%
Liability	0.2%	(4.4)%	0.2%	1.6%
Total Personal Lines	10.5%	(4.4)%	11.0%	(5.6)%
Total Property and Casualty Insurance	84.8%	(2.7)%	83.2%	(0.2)%

Reinsurance	15.2%	13.5%	16.8%	6.1%	(1)
Total	100.0%	(0.6)%	100.0%	0.8%	(1)

(1)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.